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                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


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


                                                        INCOME             SHARES            PER SHARE
                                                      (NUMERATOR)      (DENOMINATOR)           AMOUNT
                                                      ----------        ------------           ------

                                                           FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                           -----------------------------------------
Income before extraordinary item and
   preferred dividend requirement                    $ 3,283,796
Preferred dividend requirement                            -
                                                     -----------
Income applicable to common shareholders
   and before extraordinary item                     $ 3,283,796
Extraordinary item                                        -
                                                     -----------
Net income applicable to common
   shareholders                                      $ 3,283,796
                                                     ===========
BASIC EPS
   Income applicable to common shareholders                             8,660,164              $.38
                                                                                               ====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                576,577
DILUTED EPS                                                             ---------
   Income applicable to common shareholders                             9,236,741              $.36
                                                                        =========              ====


                                                           FOR THE THREE MONTHS ENDED MARCH 31, 1997
Income before extraordinary item and                       -----------------------------------------
   preferred dividend requirement                    $ 2,972,895
Preferred dividend requirement                            -
                                                     -----------
Income applicable to common shareholders
   and before extraordinary item                     $ 2,972,895
Extraordinary item                                        -
                                                     -----------
Net income applicable to common
   shareholders                                      $ 2,972,895
                                                     ===========
BASIC EPS
   Income applicable to common shareholders                             8,652,824              $.34
                                                                                               ====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                475,697
DILUTED EPS                                                             ---------
   Income applicable to common shareholders                             9,128,521              $.33
                                                                        =========              ====
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